UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

MITEK SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35231	87-0418827
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

8911 Balboa Ave., Suite B, San Diego, California 92123

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 309-1700

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 22, 2012, Mitek Systems, Inc., a Delaware corporation (the “Company”), held an annual meeting of its stockholders (the “Annual Meeting”). As of January 9, 2012, the record date for the Annual Meeting, there were 24,542,255 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 21,113,797 shares of the Company’s common stock were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter. These proposals are more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on January 18, 2012.

1.	A proposal to elect the following seven directors to serve until the Company’s 2013 annual meeting of stockholders and until their respective successors have been elected and qualified: John M. Thornton, James B. DeBello, Vinton P. Cunningham, Gerald I. Farmer, Alex W. “Pete” Hart, Sally B. Thornton and William P. Tudor.

	For	Withheld	Broker Non-Votes
John M. Thornton	12,458,465	319,569	8,335,763
James B. DeBello	12,517,895	260,139	8,335,763
Vinton P. Cunningham	12,681,759	96,275	8,335,763
Gerald I. Farmer	8,455,364	4,322,670	8,335,763
Alex W. “Pete” Hart	9,459,723	3,318,311	8,335,763
Sally B. Thornton	11,436,973	1,341,061	8,335,763
William P. Tudor	9,463,730	3,314,304	8,335,763

2.	A proposal to approve the Mitek Systems, Inc. 2012 Incentive Plan.

For	Against	Abstained	Broker Non-Votes
9,603,231	3,144,658	30,145	8,335,763

3.	A proposal to ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

For	Against	Abstained	Broker Non-Votes
20,798,800	275,662	39,335	0

4.	A proposal to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

For	Against	Abstained	Broker Non-Votes
15,433,980	5,541,648	138,169	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITEK SYSTEMS, INC.

By:	/s/ Russell C. Clark
Russell C. Clark
Chief Financial Officer

Date: February 22, 2012